Exhibit 31.1
Certification Pursuant to Rule 13a-14(a) or 15d-14(a)
of the Exchange Act, as adopted Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
I, Timothy L. Stanley, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Pioneer Financial Services, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Timothy L. Stanley
Timothy L. Stanley, Chief Executive Officer (Principal Executive Officer)
Date: June 29, 2015